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                                                                   EXHIBIT 3.103

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/26/2001
                                                          010042402 - 3349215


                            CERTIFICATE OF FORMATION

                                       OF

                   BHC MANAGEMENT SERVICES OF CALIFORNIA, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is BHC Management Services of California, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on January 25, 2001

                                                    /s/ Paul D. Gilbert, Esq.
                                                    ----------------------------
                                                    Paul D. Gilbert, Esq.
                                                    Authorized Person

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/12/2002
                                                          020570102 - 3349215

                            CERTIFICATE OF AMENDMENT

                                       TO

                            CERTIFICATE OF FORMATION

                                       OF

                   BHC MANAGEMENT SERVICES OF CALIFORNIA, LLC

BHC Management Services of California, LLC (hereinafter called the "Company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

         FIRST: The name of the limited liability company is BHC Management Services of California, LLC.

         SECOND: The certificate of formation of the Company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the limited liability company is BHC Management Services of New Mexico, LLC."

Executed on this 11th day of September, 2002.

                                                   By: /s/ William P. Barnes
                                                       -------------------------
                                                       William P. Barnes
                                                       Manager